UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2016 (February 10, 2016 )

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events

Quarterly Dividend

On February 10, 2016, the Board of Directors of State Bank Financial Corporation (the “Company”) declared a quarterly dividend of $.14 per common share to be paid on March 15, 2016 to the common stock shareholders of record as of March 7, 2016. A copy of the press release announcing the cash dividend is attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Press Release”) and is incorporated herein by reference.

Termination of Rule 10b5-1 Plan

The Press Release also announced that the Company has terminated, effective February 10, 2016, a written trading plan with a broker for the purpose of repurchasing up to 1,000,000 shares of its common stock in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Company had previously announced its entry into that plan in a press release dated March 17, 2015 and a Current Report on Form 8-K filed with the SEC on that date. No shares of common stock were purchased under that plan. The Press Release also announced that the Company expects to enter into another Rule 10b5-1 trading plan in the near future.

Adoption of New Stock Repurchase Plan

The Press Release further announced that the Company’s Board of Directors authorized a stock repurchase program under which the Company may purchase up to 1.5 million shares of its outstanding common stock from time to time at the discretion of management. (This repurchase program is not intended to comply with Rule 10b5-1.) The Company expects to purchase the shares at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions. Under the program, the purchases will be funded from available working capital, and the repurchased shares will be held in treasury. The Company may discontinue purchases at any time that management determines additional purchases are not warranted. As of February 10, 2016, the Company had approximately 37.1 million shares outstanding.

Forward-Looking Statements

Some of the statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to the Company’s expectations regarding entering into another Rule 10b5-1 trading plan in the near future and regarding repurchases of shares of common stock under the new repurchase program. These forward-looking statements are subject to risks, uncertainties and other factors, such as market volatility for the shares of financial institutions and for the stock market generally, the future trading range of the Company’s common stock on the Nasdaq Capital Market, and additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any of which risks, uncertainties and other factors could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: February 11, 2016	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer